U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report: December 27, 2005

I.C. ISAACS & COMPANY, INC.

(Exact name of issuer as specified in its charter)

Delaware	0-23379	52-1377061
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3840 Bank Street, Baltimore, Maryland 21224-2522

(Address and Zip Code of Principal Executive Offices)

(410) 342-8200

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 27, 2004, Eugene Wielepski, Registrant’s Chief Financial Officer, retired after having spent more than 33 years in the employ of the Registrant and/or its subsidiaries or predecessor companies.

Effective December 27, 2005, Gregg A. Holst began serving as Registrant’s Executive Vice President and Chief Financial Officer.

Prior to the commencement of his employment by Registrant’s wholly owned subsidiary, I.C. Isaacs & Company LP (the “LP”), Mr. Holst served (from 2003 - December 2005) as Chief Financial Officer, The Americas, for BBDO Worldwide, Inc. During 2000 - 2002, Mr. Holst was Executive Vice President, Finance for the Warnaco Group, Inc. From 1992 to 2000, Mr. Holst held several finance positions with the General Electric Company and prior to 1992 he was employed in the New York office of Arthur Andersen & Co. Mr. Holst is a certified public accountant..

The LP has entered into an employment agreement with Mr. Holst that provides:

•
for an initial term that will end on December 31, 2008, and for automatic one year renewals of the agreement unless either party gives notice of its non-renewal not later than June 30, 2008 or June 30 of the then current renewal year;

•	for payment of an annual base salary of $275,000, and incentive compensation provisions that are based upon the achievement of pre-determined earnings, cash flow and inventory turns targets;

•	for the payment of guaranteed incentive compensation in 2006 in the amount of $96,250 and a signing bonus in the amount of $50,000;

•
for the issuance under Registrant’s Amended and Restated Omnibus Stock Plan (the “Plan”) of a five year option to purchase 100,000 shares of common stock at an exercise price of $4.40 per share which shall vest ratably on December 27, 2006, 2007 and 2008;

•
in the event that Mr. Holst’s employment is terminated without cause, upon a change of control or as a result of his resignation with good cause, he shall receive severance payments equal to his base salary which shall be payable over a period of six or 12 months in accordance with the provisions of Section 409A of the Internal Revenue Code of 1986,

The maximum amount of incentive compensation that Mr. Holst may earn in 2006, 2007, 2008 and any renewal year is $192,500.

Mr. Holst has not engaged in any transactions with Registrant’s management or others, or maintained any business relationships that would require disclosure in Registrant’s Annual Report on Form 10-K under the caption “Certain Relationships and Related Transactions.”

Item 9.01 Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

(a)	Financial Statements — none

(b)	Pro forma financial information — none

(c)	Exhibits

Number	Description
10.34	Executive Employment Agreement dated December 19, 2005 between I.C. Isaacs & Company, LP and Gregg A. Holst.

Signature

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I. C. ISAACS & COMPANY, INC.

Dated: December 29, 2005	By:	/s/ PETER J. RIZZO

Name: Peter J. Rizzo Title: Chief Executive Officer

Exhibit Index

Number	Description
10.34	Executive Employment Agreement dated December 19, 2005 between I.C. Isaacs & Company, LP and Gregg A. Holst.